UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

November 22, 2006

FORGENT NETWORKS, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

108 Wild Basin Road
Austin, Texas 78746
(Address of principal executive offices and zip code)

(512) 437-2700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 22, 2006, Forgent Networks, Inc. entered into a definitive agreement to sell certain patents along with any related goodwill, rights and documentation to Tandberg Telecom AS.  In exchange for the purchased assets, Tandberg Telecom will pay Forgent $3,150,000.  $2,900,000 of the purchase price will be paid upon closing and the balance of $250,000 will be held in escrow for a period of 2 years.  The sale closed on November 24, 2006.

Following the sale, Forgent maintains approximately 10 patents and patent applications, including U.S. Patent No 6,285,746 (the ’746 Patent), which Forgent is asserting in the U.S. District Court for the Eastern District of Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORGENT NETWORKS, INC.

Date: November 30, 2006	By:	/s/ Jay C. Peterson
Jay C. Peterson
Chief Financial Officer